Exhibit 10.1
MARTIN RESOURCE MANAGEMENT CORPORATION
PURCHASE PLAN FOR UNITS OF MARTIN MIDSTREAM PARTNERS, L.P.
(Effective July 1, 2006)
1. Purpose
     The Martin Resource Management Corporation Purchase Plan for Units of Martin Midstream Partners L.P. (the “Plan”) is designed to promote the interests of Martin Midstream Partners L.P., a Delaware limited partnership (the “Partnership”) and Martin Resource Management Corporation, a Texas corporation (the “Company”) by providing to employees of the Company and its Affiliates who perform services for the Partnership, where permitted by applicable laws and regulations, the opportunity to acquire an equity interest in the Partnership through the purchase of common units of the Partnership (“Units”). It is not intended that this Plan constitute an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended.
2. Administration of the Plan
     The Plan shall be administered and interpreted by a plan administration committee (the “Committee”) appointed by the Board of Directors of the Company (the “Board”), which Committee shall consist of at least two persons. The Committee shall supervise the administration and enforcement of the Plan according to its terms and provisions and shall have all powers necessary to accomplish these purposes and discharge its duties hereunder including, but not by way of limitation, the power to (i) employ and compensate agents of the Committee for the purpose of administering the accounts of participating employees; (ii) construe and interpret the Plan; (iii) determine all questions of eligibility; and (iv) compute the amount and determine the manner and time of payment of all benefits according to the Plan.
     The Committee may act by decision of a majority of its members at a regular or special meeting of the Committee or by decision reduced to writing and signed by all members of the Committee without holding a formal meeting.
3. Nature and Number of Units
     The Units subject to issuance under the terms of the Plan shall be authorized but unissued Units, previously issued Units reacquired and held by the Company or Units purchased on the open market. The aggregate number of Units that may be issued under the Plan shall not exceed 500,000. All Units purchased under the Plan, regardless of source, shall be counted against the 500,000 Unit limitation.
     In the event of any reorganization, split, reverse split, distribution, combination of Units, merger, consolidation, offering of rights or other similar change in the capital structure of the Partnership, the Committee may make such adjustment, if any, as it deems appropriate in the number, kind and purchase price of the Units available for purchase under the Plan and in the maximum number of Units that may be issued under the Plan, subject to the approval of the Board and in accordance with Section 18.
4. Eligibility Requirements
     Each “Employee” (as hereinafter defined) who performs services for the benefit of the Partnership, as determined by the Committee, shall be eligible for enrollment in the Plan in accordance with Section 5 on the first “Enrollment Date” (as defined therein) following employment by the Company or an Affiliate. Participation in the Plan is voluntary.
     “Employee” shall mean any individual employed by the Company or an Affiliate (as hereinafter defined). “Affiliate” shall mean any entity (a) that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, the entity in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through ownership of voting securities, by contract or otherwise; and (b) which has adopted the Plan with the approval of the Committee.
5. Enrollment
     Each eligible Employee of the Company on June 30, 2006, may enroll in the Plan as of July 1, 2006 (the “Effective Date”). Each Employee of the Company who thereafter becomes eligible to participate may enroll in the Plan as of January 1, 2007, or, if later, the first January 1 or July 1 following the date he first meets the eligibility requirements of Section 4. Any eligible Employee not enrolling in the Plan when first eligible may enroll in the Plan as of any subsequent January 1 or July 1. Any eligible Employee may enroll or re-enroll in the Plan as of the dates hereinabove prescribed or such other specific dates established by the Committee from time to time (“Enrollment Dates”). In order to enroll, an eligible Employee must complete, sign and submit the appropriate form to the person designated, or otherwise satisfy any telephonic or electronic enrollment procedure established, by the Committee.
6. Method of Payment
     Payment for Units is to be made as of the applicable “Purchase Date” (as defined in Section 9) with funds accumulated through payroll deductions on an after-tax basis (with no right of prepayment) over the Plan’s designated purchase period (the “Purchase Period”), with the first such deduction commencing as soon as administratively practicable following the Enrollment Date and after the Employee has satisfied the enrollment requirements of Section 5. Each Purchase Period under the Plan shall be a period of six months beginning on each January 1 and July 1 and ending on the following June 30 or December 31 or such other period as the Committee may prescribe. Each participating Employee (hereinafter referred to as a “Participant”) will authorize deductions from his pay for each payroll period during the Purchase Period and such amounts will be deducted in conformity with his employer’s payroll deduction schedule.
     Each Participant may elect to make contributions each pay period in amounts not less than one percent of compensation and not more than 10 percent of compensation (or such other percentages as the Committee may establish from time to time before an Enrollment Date for all purchases to occur during the relevant Purchase Period). For all purposes of the Plan, compensation shall mean salary or wages plus bonuses, overtime and any commissions paid. The rate of contribution shall be designated by the Participant at the time of enrollment.
     A Participant may elect to increase or decrease the rate of contribution effective as of the first day of a Purchase Period by giving prior written notice to the person designated by the Committee on the appropriate form, or by such other method or procedure prescribed by the Committee. A Participant may not elect to increase or decrease the rate of contribution during a Purchase Period. A Participant may suspend payroll deductions at any time during the Purchase Period, by giving prior written notice to the person designated by the Committee on the appropriate form, or by such other method or procedure prescribed by the Committee. A Participant’s election to suspend his payroll deductions will be treated as an election to withdraw his entire contributions for the current Purchase Period. Any Participant who withdraws his contributions will receive, as soon as administratively practicable, the amount accumulated for the Participant during the Purchase Period. All such contributions shall be returned through the normal payroll system. Any Participant who suspends payroll deductions and withdraws contributions during any Purchase Period cannot resume payroll deductions during such Purchase Period and must re-enroll in the Plan in order to participate in the next Purchase Period.
     Except in the case of a Participant’s suspension of payroll deductions or termination of employment, the amount in a Participant’s account at the end of the Purchase Period will be applied to the purchase of Units.
7. Crediting of Contributions
     Contributions shall be credited to a bookkeeping account maintained for such purpose for each Participant as soon as administratively practicable after payroll withholding. Participant contributions will not be maintained in segregated accounts and will not be credited with interest at any time.
8. Grant of Right to Purchase Units on Enrollment
     Enrollment in the Plan by an Employee on an Enrollment Date will constitute the grant by the Company to the Participant of the right to purchase Units under the Plan. Re-enrollment by a Participant in the Plan will constitute a grant by the Company to the Participant of a new opportunity to purchase Units on the Enrollment Date on which such re-enrollment occurs. A Participant who has not (a) terminated employment or (b) withdrawn his contributions from the Plan, will have Units purchased for him on the applicable Purchase Date, and he will automatically be re-enrolled in the Plan on the Enrollment Date immediately following the Purchase Date on which such purchase has occurred, unless such Participant notifies the person designated by the Committee in the appropriate manner that he elects not to re-enroll.
     Each right to purchase Units under the Plan during a Purchase Period shall have the following terms:
          (a) the right to purchase Units during a particular Purchase Period shall expire on the earlier of: (i) the completion of the purchase of Units on the Purchase Date occurring in the Purchase Period, or (ii) the date on which participation of such Participant in the Plan terminates for any reason;
          (b) payment for Units purchased will be made only through payroll withholding in accordance with Sections 6 and 7;
          (c) purchase of Units will be accomplished only in accordance with Section 9;
          (d) the price per Unit will be determined as provided in Section 9;
          (e) the right to purchase Units will in all respects be subject to the terms and conditions of the Plan, as interpreted by the Committee from time to time.
9. Purchase of Units
     The right to purchase Units granted by the Company under the Plan is for the term of a Purchase Period. The fair market value of the Units (“Fair Market Value”) to be purchased during such Purchase Period shall mean the closing sales price of a Unit on the last trading days of the calendar months of June and December, or such other trading dates designated by the Committee (the “Purchase Date”) (or if there is no trading in the Units on such date, the closing sales price on the last date the Units were traded) as reported in The Wall Street Journal (or other reporting service approved by the Committee). In the event Units are not publicly traded at the time a determination of Fair Market Value shall be made in good faith by the Committee.
     As of the Purchase Date, the Committee shall apply the funds then credited to each Participant’s bookkeeping account to the purchase of Units. The cost to the Participant for the Units purchased during a Purchase Period shall be the Fair Market Value of Units on the Purchase Date, less any applicable discount authorized by the Committee (the “Purchase Price”). If the Committee has authorized the sale of Units at a discount with respect to any Purchase Date, the Company shall, if Units are purchased on the open market, remit to the entity designated by the Committee to assist it with the administration of the Plan (the “Custodian”) the difference between the Fair Market Value of the Units acquired for a Participant and the amount accumulated in the Participant’s bookkeeping account. If Units are acquired from the Company, in whole or in part, the Units so acquired shall be issued at the Purchase Price.
     Certificates evidencing Units purchased shall be delivered to the Custodian or delivered to the Participant (if the Participant has elected by written notice to the Committee to receive the certificate) as soon as administratively practicable after the Purchase Date. Units that are held by the Custodian shall be held in a separate account in the name of the Participant. Each Participant shall be credited with the number of whole and fractional Units acquired for such Participant on the Purchase Date. Except as otherwise provided pursuant to a procedure established by the Committee, cash distributions on Units held in a Participant’s account in the Plan will be used to purchase Units. Purchases of Units with cash distributions paid on Units held in a Participant’s account shall be made on the open market by the Custodian; provided, however, that if the Partnership has notified the Custodian that it is willing to sell authorized but unissued Units or previously issued Units that have been reacquired and held by the Partnership, the Custodian shall, at its election, purchase any Units made available by the Partnership at a price equal to the Fair Market Value of such Units on the business day next preceding the date of such purchase.

     Any Participant (i) who purchases Units at the end of a Purchase Period and is not re-enrolled in the Plan for the next Purchase Period or (ii) who withdraws his contributions from the Plan prior to the next Purchase Date shall have a certificate for the number of whole Units held in his account and cash for any fractional Unit in his account retained by the Custodian. Until such certificates are distributed to the Participant, the Participant will not be permitted to transfer ownership of the certificates except as contemplated by Section 10 or Section 14 of the Plan. Any Participant who terminates employment will receive a certificate for the number of Units held in his account and cash for any fractional Unit and any accumulated contributions.
     The Company is authorized to withhold from any other amounts payable to a Participant, or it may require the Participant to pay to the Company, all applicable taxes payable upon purchase of any Units and to take such other action as may be necessary in the opinion of the Company to satisfy its withholding obligations for the payment of such taxes.
     If as of any Purchase Date the Units authorized for purchase under the Plan are exceeded, enrollments shall be reduced proportionately to eliminate the excess. Any funds that cannot be applied to the purchase of Units due to excess enrollment shall be refunded as soon as administratively practicable.
10. Withdrawal and Sale of Units
     A Participant may elect to withdraw at any time (without withdrawing from participation in the Plan) Units in his account by giving notice to the person designated by the Committee in the appropriate manner. Upon receipt of such notice from the person designated by the Committee, the Custodian will arrange for the issuance and delivery of such Units held in the Participant’s account as soon as administratively practicable.
     Notwithstanding anything in the Plan to the contrary, a Participant may sell Units that are held in his account by giving notice to the person designated by the Committee in the appropriate manner. Upon receipt of such notice from the person designated by the Committee, the Custodian will arrange for the sale of such Participant’s Units. Any sale will be deemed to occur on the last business day of the month in which the Participant provides such notice to the person designated by the Committee, or at such other time as the Committee shall establish. The proceeds of any sale under this subsection 10(b), less any associated commissions, shall be paid to the Participant as soon as practicable after the sale.
11. Termination of Participation
     The right to participate in the Plan terminates immediately when a Participant ceases to be employed by the Company or an Affiliate for any reason whatsoever (other than the death of the Participant, but including retirement and disability) or the Participant otherwise becomes ineligible. Participation terminates immediately after the Purchase Date if the Participant is not re-enrolled in the Plan for the next Purchase Period or if the Participant has suspended payroll deductions during any Purchase Period and has not re-enrolled in the Plan for the next Purchase Period. An individual shall also not lose the right to have Units purchased for his account if he is transferred to an entity that would qualify as an Affiliate except that it has not adopted the Plan. In any such case Units will be purchased with amounts maintained in such account as of the date of such transfer. The Participant shall not participate thereafter unless he again becomes employed by the Company or an Affiliate.
12. Unpaid Leave of Absence
     Unless the Participant has voluntarily withdrawn his contributions from the Plan, Units will be purchased for his account on the Purchase Date next following commencement of an unpaid leave of absence by such Participant, provided such leave does not constitute a termination of employment. The number of Units to be purchased will be determined by applying to the purchase the amount of the Participant’s contributions made up to the commencement of such unpaid leave of absence. If the Participant’s unpaid leave of absence both commences and terminates during the same Purchase Period and he has resumed eligible employment prior to the Purchase Date related to that Purchase Period, he may also resume payroll deductions immediately, and Units will be purchased for him on such Purchase Date as otherwise provided in Section 9.
13. Designation of Beneficiary
     Each Participant may designate one or more beneficiaries in the event of death and may, in his sole discretion, change such designation at any time. Any such designation shall be effective upon receipt by the person designated by the Committee and shall control over any disposition by will or otherwise.
     As of the next Purchase Date following the death of a Participant, amounts credited to his account shall be, at the election of the Participant’s designated beneficiary or, in the absence of such designation, of the executor, administrator or other legal representative of the Participant’s estate, paid in cash or applied to the purchase of Units as provided in Section 9, and in such case a certificate for any Units shall be delivered to such person. Such payment or delivery shall relieve the Company of further liability to the deceased Participant with respect to the Plan. If more than one beneficiary is designated, each beneficiary shall be permitted to make such an election, unless the Participant has given express contrary instructions.
14. Assignment
     Except as provided in Section 13, the rights of a Participant under the Plan will not be assignable or otherwise transferable by the Participant, other than by will or the laws of descent and distribution. No purported assignment or transfer of such rights of a Participant under the Plan, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the purported assignee or transferee any interest or right therein whatsoever, but immediately upon such assignment or transfer, or any attempt to make the same, such rights shall terminate and become of no further effect. If this provision is violated, the Participant’s election to purchase Units shall terminate, and the only obligation of the Company remaining under the Plan will be to pay to the person entitled thereto the amount then credited to the Participant’s account. No Participant may create a lien on any funds, securities, rights or other property held for the account of the Participant under the Plan, except to the extent that there has been a designation of beneficiaries in accordance with the Plan, and except to the extent permitted by will or the laws of descent and distribution if beneficiaries have not been designated. A Participant’s right to purchase Units under the Plan shall be exercisable during the Participant’s lifetime only by him.

15. Costs
     All costs and expenses incurred in administering this Plan shall be paid by the Company. Any brokerage fees for the sale or transfer of Units purchased under the Plan shall be paid by the Participant.
16. Reports
     At the end of each Purchase Period, the Company shall provide or cause to be provided to each Participant a report of his contributions and the number of Units purchased with the amount credited to the Participant’s account as of the Purchase Date for such Purchase Period.
17. Rights as Unitholders
     A Participant will have no rights as a Unitholder under the election to purchase until he becomes a Unitholder as herein provided. A Participant will become a Unitholder with respect to Units for which payment has been completed as provided in Section 9 at the close of business on the last business day of the Purchase Period.
18. Modification and Termination
     The Board may amend or terminate the Plan at any time insofar as permitted by law. The Plan shall terminate after all Units authorized under the Plan have been purchased, unless terminated earlier by the Board or unless additional Units are authorized by the Board under the Plan. In the event the Plan is terminated, the Committee may elect to terminate all outstanding rights to purchase Units under the Plan either immediately or upon completion of the purchase of Units on the next Purchase Date, unless the Committee has provided that the right to make all such purchases shall expire on some other designated date occurring prior to the next Purchase Date. If the rights to purchase Units under the Plan are terminated prior to expiration, all funds contributed to the Plan that have not been used to purchase Units shall be returned to the Participants as soon as administratively practicable.
19. Board Approval; Effective Date
     This Plan was adopted by the Board on April 28, 2006, and shall be effective as of the Effective Date.
20. Governmental Approvals or Consents
     This Plan and any offering or sale made to Employees under it are subject to any governmental approvals or consents that may be or become applicable in connection therewith. Subject to the provisions of Section 18, the Board may make such changes in the Plan and include such terms in any offering under the Plan as may be desirable to comply with the rules or regulations of any governmental authority.

21. Employment Rights
     The Plan shall neither impose any obligation on the Company or an Affiliate to continue the employment of any Participant, nor impose any obligation on any Participant to remain in the employ of the Company or an Affiliate.
22. Governing Law
     The Plan and rights to purchase Units that may be granted hereunder shall be governed by and construed and enforced in accordance with the laws of the state of Texas.
23. Use of Gender
     The gender of words used in the Plan shall be construed to include whichever may be appropriate under any particular circumstances of the masculine, feminine or neuter genders.
24. Other Provisions
     The agreements to purchase Units under the Plan shall contain such other provisions as the Committee and the Board shall deem advisable, provided that no such provision shall in any way be in conflict with the terms of the Plan.